S&W Announces Second Quarter Fiscal 2025 Financial Results

Longmont, Colorado – February 13, 2025 – S&W Seed Company (Nasdaq: SANW), or S&W, today announced financial results for the three months ended December 31, 2024.

Operational Highlights

•
Repositioned to exclusively focus on core Americas-based operations, led by its high margin Double Team sorghum solutions, following the completion of Voluntary Administration, or VA, process pertaining to S&W Australia.
•
Closed new $25.0 million credit facility.
•
Implemented operating optimization plan to align cost structure to drive the business toward near-term profitability.
•
Commenced a process to explore and evaluate various strategic alternatives that may be available in an effort to enhance shareholder value.

Financial Highlights

•
Revenue for the second quarter of fiscal 2025 was $5.1 million, a 38.5% decrease compared to the second quarter of fiscal 2024.
•
Gross profit margin for the second quarter of fiscal 2025 was 37.1% compared to 42.8% in the second quarter of fiscal 2024.
•
GAAP operating expenses were $6.2 million for the second quarter of fiscal 2025 compared to GAAP operating expenses for the second quarter of fiscal 2024 of $5.7 million.
•
Net loss from continuing operations was ($6.3) million, or ($2.73) per basic and diluted share, for the second quarter of fiscal 2025 compared to net loss from continuing operations of ($3.8) million, or ($1.66) per basic and diluted share, for the second quarter of fiscal 2024.
•
GAAP net loss was ($1.7) million, or ($0.72) per basic and diluted share, for the second quarter of fiscal 2025 compared to GAAP net loss of ($6.5) million, or ($2.85) per basic and diluted share, for the second quarter of fiscal 2024.
•
Adjusted EBITDA (see Table B) was ($2.9) million for the second quarter of fiscal 2025 compared to ($1.1) million for the second quarter of fiscal 2024.

Management Discussion

“Over the past few months, we have completed a number of important steps to reposition S&W for future success by exclusively focusing our operations on our core, Americas-based business, led by our high margin Double Team sorghum solutions,” commented S&W's CEO, Mark Herrmann. "We believe these actions, including the completion of the Australian VA process, entry into a new working capital facility, and implementation of an operating optimization plan to align our cost structure, have dramatically improved the long-term outlook for S&W. With a streamlined organization and focused management team, we feel we are poised to truly benefit from our pioneering research and development of sorghum and camelina, two globally important crops where S&W has differentiated technology.”

“Our outlook for the remainder of fiscal 2025 remains optimistic, with expectations that we will have positive adjusted EBITDA for the six-month period of January through June 2025. We look forward to the successful execution of our operating objectives in this important spring planting season as we look to drive continued value for S&W,” Herrmann concluded.

S&W Australia

As previously reported, S&W Australia adopted a voluntary plan of administration on July 24, 2024, and on October 11, 2024, creditors of S&W Australia approved a proposed Deed of Company Arrangement, or DOCA, pursuant to which, among other things, 100% of the shares in S&W Australia would be transferred to Avior Asset Management No. 3 Pty Ltd. In order to facilitate the satisfaction of certain conditions to the effectiveness of the DOCA, on November 22, 2024, the effective date of the DOCA, S&W entered into:

•
a Business Transfer Agreement, which transferred certain intellectual property rights related to alfalfa and white clover seeds necessary for S&W Australia’s continued operations, along with certain related inventory, to S&W Australia;
•
a Transitional Services Deed, which provided certain services to S&W Australia on a temporary basis to support the transition of services from S&W to S&W Australia;
•
a Deed of Settlement and Release with S&W Australia, releasing S&W from all its net intercompany liabilities and obligations owed to S&W Australia; and
•
a Deed of Release of U.S. Corporate Guarantee with National Australia Bank Limited, or NAB, releasing S&W from all liability under S&W Australia's finance agreement with NAB, which was guaranteed by S&W up to a maximum of AUD $15.0 million.

Strategic Alternatives Review Process

On January 13, 2025, S&W announced that its board of directors commenced a process to explore and evaluate various strategic alternatives that may be available to S&W in an effort to enhance shareholder value. S&W expects to consider a broad range of potential opportunities, including, among others, a sale of S&W, a merger with another strategic partner, a recapitalization or continued execution of S&W’s attractive long-term business plan. There are no assurances the review process will result in S&W pursuing any transaction or any other strategic outcome, nor is there a timetable for completion of this process.

Financial Results

Total revenue for the second quarter of fiscal 2025 was $5.1 million compared to total revenue for the second quarter of fiscal 2024 of $8.3 million. This decrease was driven by a $2.1 million decrease in Double Team grain sorghum sales based on timing of private label shipping, a $0.9 million decrease in non-dormant alfalfa sales in the Middle East North Africa region driven by the import ban on alfalfa in Saudi Arabia, a $1.1 million decrease in sorghum sales in Mexico related to tightening of credit policies and carryover seed from the prior year in the market, a $0.5 million decrease in non-dormant alfalfa sales due to lower domestic demand, and a $0.3 million decrease in sorghum sales in South Africa due to limited supply of lower quality inventory compared to prior year. These decreases were offset by a $0.9 million increase in dormant alfalfa sales due to a strategic bulk sale of conditioned alfalfa, a $0.6 million increase in conventional sorghum sales in the United States due to increased available supply in the current year, and a $0.3 million increase in millet sales in the United States.

Gross profit margin for the second quarter of fiscal 2025 was 37.1% compared to gross profit margin for the second quarter of fiscal 2024 of 42.8%. The gross profit percentage decrease was primarily driven by an estimated 22.0 point decrease attributable to fewer sales of S&W's high margin Double Team sorghum, an estimated 7.0 point decrease attributable to the strategic sale of dormant alfalfa, and an estimated 3.0 point decrease attributable to the International segment related to lower selling prices in the Middle East North Africa region due to lower demand. This was offset by an estimated 26.0 point increase in margins attributable to the sale of North American conventional sorghum and S&W's non-dormant alfalfa business.

GAAP operating expenses for the second quarter of fiscal 2025 were $6.2 million compared to GAAP operating expenses for the second quarter of fiscal 2024 of $5.7 million. This increase was due to a $0.4 million increase in selling, general, and administrative expenses, a $0.1 million increase in research and development expenses, and a $0.1 million increase in loss (gain) on disposal of property, plant and equipment, partially offset by a $0.1 million decrease in depreciation and amortization costs.

Adjusted operating expenses (see Table A1) were $4.9 million for both for the second quarter of fiscal 2025 and the second quarter of fiscal 2024.

Net loss from continuing operations for the second quarter of fiscal 2025 was ($6.3) million, or ($2.73) per basic and diluted share, compared to ($3.8) million, or ($1.66) per basic and diluted share for the second quarter of fiscal 2024. Net income (loss) from discontinued operations for the second quarter of fiscal 2025 was $4.6 million, or $2.00 per basic and diluted share, compared to ($2.7) million, or ($1.21) per basic and diluted share, for the second quarter of fiscal 2024. GAAP net loss for the second quarter of fiscal 2025 was ($1.7) million, or ($0.72) per basic and diluted share, compared to ($6.5) million, or ($2.85) per basic and diluted share, for the second quarter of fiscal 2024.

Adjusted net loss (see Table A2) for the second quarter of fiscal 2025 was ($4.7) million, or ($2.05) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss (see Table A2) for the first quarter of fiscal 2024 was ($2.9) million, or ($1.27) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2025 was ($2.9) million compared to adjusted EBITDA for the second quarter of fiscal 2024 of ($1.1) million.

Fiscal 2025 Guidance

S&W expects fiscal 2025 revenue to be within a range of $34.5 to $38.0 million. This includes approximately $4.1 million of international sales in the first quarter of fiscal 2025. In fiscal 2024, comparable revenue from continuing operations was $38.0 million, which excludes S&W Australia activity.

Adjusted EBITDA is expected to be in the range of ($5.0) million to ($3.0) million for fiscal 2025. Adjusted EBITDA for the first half of fiscal 2025 was ($6.0) million, indicating that S&W expects adjusted EBITDA for the second half of the fiscal year to be in a range of $1.0 million to $3.0 million. In fiscal 2024, S&W's adjusted EBITDA, excluding S&W Australia activity, was ($6.4) million.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, February 13, 2025, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of S&W's website at http://www.swseedco.com/investors or https://app.webinar.net/23W4NbeRekL. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #3475164. A webcast replay will be available in the Investor Relations section of S&W’s website at http://www.swseedco.com/investors or https://app.webinar.net/23W4NbeRekL for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America, or GAAP, S&W has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of its business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2025 to net loss because the reconciling line items that impact net loss, including interest expense, non-cash stock-based compensation, foreign currency loss (gain), and equity in loss of equity method investee (Vision Bioenergy), net of tax, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2025 will have a significant impact on net loss. Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, S&W makes targeted adjustments to certain GAAP financial line items found on its condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. S&W has excluded the following items from one or more of its non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. S&W excludes from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for its adjusted EBITDA calculation, also non-cash stock-based compensation. S&W excludes non-recurring transaction costs from S&W's total operating expenses to provide investors a method to compare its operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Net income (loss) on discontinued operations: S&W excludes the net income (loss) on discontinued operations, as this is outside of the scope of normal operations and is related to the disposal and operations of S&W Australia, which is no longer applicable. S&W believes it is important to exclude this amount in order to better understand its business performance.

Foreign currency loss (gain). The foreign currency loss (gain) represents fluctuations from changes in exchange rates that are uncertain or out of S&W's control and cannot be reasonably predicted. S&W believes it is useful to exclude this amount in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to S&W's working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to its core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on S&W's working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three months ended December 31, 2024 and 2023, as it has significant influence in Vision Bioenergy. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. S&W defines adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss (gain) on disposal of property, plant and equipment, and non-recurring transaction costs. S&W believes that the use of adjusted operating expenses is useful to investors and other users of its financial statements in evaluating its operating performance because it provides a method to compare its operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. S&W defines adjusted net loss as net loss attributable to S&W less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. S&W believes that these non-GAAP financial measures provide useful supplemental information for evaluating its operating performance.

Adjusted EBITDA. S&W defines adjusted EBITDA as net loss attributable to S&W adjusted to exclude net income (loss) from discontinued operations, interest expense, net, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss (gain), equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. S&W believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. S&W uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning its financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in proprietary alfalfa seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” "intends" “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our success in growing and expanding our Double Team operations in the Americas and driving the continued adoption of Double Team Grain Sorghum; our expected timelines for the development and launch of our planned products and the anticipated commercial success of such products; the shift in revenue towards our higher margin products and the expected continued increase in profit margins; our process to explore and evaluate various strategic alternatives; whether the process will result in a transaction or other strategic outcome; the expected benefits of such transaction or other outcome, if any; the expected benefits of the divestment of our Australian subsidiary; and the success of our cost-saving, production optimization and operational initiatives to reduce operating expenses and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, and the ongoing military conflict between Russia and Ukraine and related sanctions, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$5,076,898	$8,261,308	$13,386,374	$19,018,655
Cost of revenue	3,194,376	4,728,553	10,167,483	12,759,573
Gross profit	1,882,522	3,532,755	3,218,891	6,259,082
Operating expenses:
Selling, general and administrative expenses	4,687,826	4,242,906	8,690,037	8,396,468
Research and development expenses	832,586	723,594	1,574,406	1,502,483
Depreciation and amortization	696,351	818,548	1,510,804	1,625,385
Loss (gain) on disposal of property, plant and equipment	10,022	(48,281)	21,484	(70,373)
Total operating expenses	6,226,785	5,736,767	11,796,731	11,453,963
Loss from operations	(4,344,263)	(2,204,012)	(8,577,840)	(5,194,881)
Other expense (income):
Foreign currency loss (gain)	814	(25,145)	8,739	(24,557)
Interest expense - amortization of debt discount	352,677	347,496	713,815	704,063
Interest expense - convertible debt and other	830,235	712,290	1,592,114	1,510,569
Other expenses (income)	(864)	(59,336)	21,823	(96,896)
Loss before income taxes	(5,527,125)	(3,179,317)	(10,914,331)	(7,288,060)
Provision for (benefit from) income taxes	1,551	1,833	2,692	(10,460)
Loss before equity in net earnings of affiliates	(5,528,676)	(3,181,150)	(10,917,023)	(7,277,600)
Equity in loss of equity method investees, net of tax	724,895	577,039	1,571,775	1,354,012
Net loss from continuing operations	(6,253,571)	(3,758,189)	(12,488,798)	(8,631,612)
Net income (loss) from discontinued operations	4,592,714	(2,735,857)	(5,401,785)	(3,819,351)
Net loss	(1,660,857)	(6,494,046)	(17,890,583)	(12,450,963)
Loss attributable to noncontrolling interests	—	(25,194)	—	(32,482)
Net loss attributable to S&W Seed Company	$(1,660,857)	$(6,468,852)	$(17,890,583)	$(12,418,481)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company	$(1,660,857)	$(6,468,852)	$(17,890,583)	$(12,418,481)
Dividends accrued for participating securities and accretion	(131,473)	(124,431)	(259,365)	(244,476)
Net loss attributable to common shareholders	$(1,792,330)	$(6,593,283)	$(18,149,948)	$(12,662,957)

Net loss per share from continuing operations, basic and diluted	$(2.73)	$(1.66)	$(5.46)	$(3.81)
Net income (loss) per share from discontinued operations, basic and diluted	$2.00	$(1.21)	$(2.36)	$(1.69)
Net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.72)	$(2.85)	$(7.82)	$(5.48)
Net loss attributable to common shareholders per common share, basic and diluted	$(0.78)	$(2.91)	$(7.94)	$(5.59)
Weighted average number of common shares outstanding, basic and diluted	2,291,746	2,267,971	2,287,328	2,265,807

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of December 31, 2024	As of June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,393,200	$286,508
Accounts receivable, net	8,371,373	14,636,722
Inventories, net	21,021,310	22,628,343
Prepaid expenses and other current assets	3,412,588	3,431,226
Current assets of discontinued operations	—	22,391,691
TOTAL CURRENT ASSETS	34,198,471	63,374,490
Property, plant and equipment, net	5,732,484	6,127,198
Intellectual property, net	10,610,317	20,265,618
Other Intangibles, net	2,386,907	3,206,720
Right of use asset - operating leases	810,018	1,113,833
Equity method investments	18,122,435	19,694,209
Other assets	1,461,381	1,364,532
Non-current assets of discontinued operations	—	5,578,941
TOTAL ASSETS	$73,322,013	$120,725,541
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,459,408	$3,255,928
Deferred revenue	4,545,199	832,283
Accrued expenses and other current liabilities	5,147,186	3,770,773
Current portion of working capital lines of credit, net	13,733,741	16,174,537
Current portion of long-term debt, net	267,848	315,304
Current liabilities of discontinued operations	—	44,893,499
TOTAL CURRENT LIABILITIES	33,153,382	69,242,324
Long-term debt, net, less current portion	4,591,207	4,721,849
Other non-current liabilities	585,435	800,620
Non-current liabilities of discontinued operations	—	929,623
TOTAL LIABILITIES	38,330,024	75,694,416
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at December 31, 2024 and June 30, 2024	6,028,130	5,768,765
TOTAL MEZZANINE EQUITY	6,028,130	5,768,765
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,140,519 issued and 2,139,203 outstanding at December 31, 2024; 2,282,704 issued and 2,281,388 outstanding at June 30, 2024	2,139	43,369
Treasury stock, at cost, 1,316 shares at December 31, 2024 and June 30, 2024	(134,196)	(134,196)
Additional paid-in capital	169,334,593	168,807,072
Accumulated deficit	(140,240,427)	(122,090,479)
Accumulated other comprehensive loss	(39,958)	(7,405,114)
Noncontrolling interests	41,708	41,708
TOTAL STOCKHOLDERS' EQUITY	28,963,859	39,262,360
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$73,322,013	$120,725,541

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,890,583)	$(12,450,963)
Loss from discontinued operations	(5,401,785)	(3,819,351)
Loss from continuing operations	(12,488,798)	(8,631,612)
Adjustments to reconcile net loss from operating activities to net loss cash used in operating activities:
Stock-based compensation	520,010	677,507
Provision for credit losses	237,500	506,382
Inventory write-down	294,548	679,266
Depreciation and amortization	1,510,804	1,625,385
Loss (gain) on disposal of property, plant and equipment	21,484	(70,373)
Equity in loss of equity method investees, net of tax	1,571,775	1,354,012
Foreign currency transactions	8,286	(24,454)
Amortization of debt discount	713,815	704,063
Accretion of note receivable	—	(127,476)
Changes in:
Accounts receivable	6,023,133	3,589,426
Receivable from unconsolidated subsidiary	(358,790)	(681,050)
Inventories	(4,628,393)	(4,263,483)
Prepaid expenses and other current assets	789,800	1,014,579
Other non-current assets	(258,909)	(3,266)
Accounts payable	6,219,965	2,355,799
Payable to unconsolidated subsidiary	189,042	(691,243)
Deferred revenue	3,712,916	5,047,740
Accrued expenses and other current liabilities	1,277,937	(1,214,967)
Other non-current liabilities	3,050	27,892
Net cash provided by operating activities from continuing operations	5,359,175	1,874,127
Net cash used in operating activities from discontinuing operations	(1,434,917)	(437,303)
Net cash provided by operating activities	3,924,258	1,436,824
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(195,047)	(234,404)
Proceeds from disposal of property, plant and equipment	39,300	136,589
Net cash used in investing activities from continuing operations	(155,747)	(97,815)
Net cash provided by (used in) investing activities from discontinuing operations	25,079	(906,825)
Net cash used in investing activities	(130,668)	(1,004,640)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings and repayments on lines of credit, net	(2,545,453)	(4,037,200)
Borrowings of long-term debt	—	227,322
Repayments of long-term debt	(196,396)	(80,456)
Payments of debt issuance costs	(1,326,678)	(41,323)
Cash paid to purchase common stock	(30,000)	—
Net proceeds from sale of common stock	—	(165,812)
Taxes paid related to net share settlements of stock-based compensation awards	(3,719)	(26,825)
Net cash used in financing activities from continuing operations	(4,102,246)	(4,124,294)
Net cash provided by financing activities from discontinued operations	1,409,838	1,374,582
Net cash used in financing activities	(2,692,408)	(2,749,712)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	5,510	33,107
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	1,106,692	(2,284,421)
CASH AND CASH EQUIVALENTS, beginning of the period	286,508	3,398,793
CASH AND CASH EQUIVALENTS, end of period	$1,393,200	$1,114,372
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$1,520,044	$2,119,009
Income taxes	25	22,225

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Operating expenses	$6,226,785	$5,736,767	$11,796,731	$11,453,963

Less:

Depreciation and amortization	(696,351)	(818,548)	(1,510,804)	(1,625,385)

Non-recurring transaction costs	(601,442)	(48,551)	(839,526)	(210,782)

Loss (gain) on disposal of property, plant and equipment	(10,022)	48,281	(21,484)	70,373

Non-GAAP adjusted operating expenses	$4,918,970	$4,917,949	$9,424,917	$9,688,169

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net loss attributable to S&W Seed Company	$(1,660,857)	$(6,468,852)	$(17,890,583)	$(12,418,481)

Net (income) loss from discontinued operations	(4,592,714)	2,735,857	5,401,785	3,819,351

Interest expense - amortization of debt discount	352,677	347,496	713,815	704,063

Non-recurring transaction costs	601,442	48,551	839,526	210,782

Dividends accrued for participating securities and accretion	(131,473)	(124,431)	(259,365)	(244,476)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	724,895	577,039	1,571,775	1,354,012

Non-GAAP adjusted net loss	$(4,706,030)	$(2,884,340)	$(9,623,047)	$(6,574,749)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(2.05)	$(1.27)	$(4.21)	$(2.90)
Weighted average number of common shares outstanding, basic and diluted	2,291,746	2,267,971	2,287,328	2,265,807

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net loss attributable to S&W Seed Company	$(1,660,857)	$(6,468,852)	$(17,890,583)	$(12,418,481)

Net (income) loss from discontinued operations	(4,592,714)	2,735,857	5,401,785	3,819,351

Interest expense, net	830,235	712,290	1,592,114	1,510,569

Interest expense - amortization of debt discount	352,677	347,496	713,815	704,063

Provision for (benefit from) income taxes	1,551	1,833	2,692	(10,460)

Depreciation and amortization	696,351	818,548	1,510,804	1,625,385

Non-recurring transaction costs	601,442	48,551	839,526	210,782

Non-cash stock-based compensation	276,101	274,866	511,557	677,507

Foreign currency loss (gain)	814	(25,145)	8,739	(24,557)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	724,895	577,039	1,571,775	1,354,012

Dividends accrued for participating securities and accretion	(131,473)	(124,431)	(259,365)	(244,476)

Non-GAAP adjusted EBITDA	$(2,900,978)	$(1,101,948)	$(5,997,141)	$(2,796,305)